UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2009

ENTRUST, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-24733

Maryland	621670648
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5400 LBJ Freeway, Suite 1340, Dallas, Texas 75240

(Address of principal executive offices, including zip code)

972-728-0447

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 4, 2009, Entrust, Inc. (the “Company”) announced in a press release (the “Press Release”) that none of the three non-binding indications of interest delivered during the “go-shop” period under its existing merger agreement resulted in a “superior proposal”. As a result, the “go-shop” process under the existing merger agreement is deemed terminated and the Company is no longer pursuing discussions with the “excluded parties” identified during this “go-shop” process. The Company also announced that it has postponed the special meeting of stockholders currently scheduled to be held on June 8, 2009 to provide the stockholders with adequate time to evaluate this new information. The new date for the special meeting is July 10, 2009. The record date for the special meeting has not been changed and remains May 11, 2009. Stockholders who have previously sent in proxy cards or given instructions to brokers do not need to do so again. A copy of the Press Release is attached hereto as Exhibit 99.1. The information contained in the Press Release is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	Press Release, dated June 4, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRUST, INC.

Date: June 5, 2009	/s/ David J. Wagner
David J. Wagner
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 4, 2009.